Exhibit 32.1



                                  CERTIFICATION



Pursuant to 18 U.S.C. Section 1350, the undersigned officer of ReliaStar Life Insurance Company of New York (the "Company") hereby certifies that, to the officer's knowledge, the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2005 (the "Report") fully complies with the requirements of
Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.


May 11, 2005                 By   /s/ David A. Wheat
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   (Date)                             David A. Wheat
                                      Director, Senior Vice President and
                                        Chief Financial Officer